EXHIBIT 3.1

SOSID:0788573
Date Filed: 9/25/2006 12:03:00 PM
Effective : 10/1/2006
Elaine F. Marshall
North Carolina Secretary of State
C200626800211

ARTICLES OF AMENDMENT

OF

BANK OF WILMINGTON CORPORATION

Pursuant to § 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1. The name of the corporation is BANK OF WILMINGTON CORPORATION.

2. The following amendment to the corporation’s Articles of Incorporation was adopted by its shareholders on May 18, 2006, in the manner prescribed by the General Statues of North Carolina:

The Articles of Incorporation of Bank of Wilmington Corporation hereby are amended by deleting Article 1 thereof in its entirety and replacing it with a new Article 1 as follows:

“1. The name of the corporation is CAPE FEAR BANK CORPORATION.”

3. These Articles will become effective at 12:01 A.M. on October 1, 2006.

This the 21st day of September 2006.

BANK OF WILMINGTON CORPORATION

By:	/s/ Cameron Coburn
Cameron Coburn
Chairman, President and
Chief Executive Officer

[SEAL]

OFFICE OF THE COMMISSIONER OF BANKS

CERTIFICATE OF AUTHORITY

FOR

ARTICLES OF AMENDMENT

I, Joseph A. Smith, Jr., Commissioner of Banks for the State of North Carolina, hereby certify that the foregoing ARTICLES OF AMENDMENT of BANK OF WILMINGTON CORPORATION, having its principal office in Wilmington, New Hanover County, North Carolina, were approved by the Office of the Commissioner of Banks on the 25th day of September, 2006. Authority to record the Articles of Amendment is hereby granted.

This the 25th day of September 2006.

[SEAL]

/s/ Joseph A. Smith, Jr
Joseph A. Smith, Jr.
Commissioner of Banks

SOSID:0788573
Date Filed: 8/29/2005 3:25:00 PM
Effective : 9/1/2005
Elaine F. Marshall
North Carolina Secretary of State
C200524100465

ARTICLES OF SHARE EXCHANGE

BETWEEN

BANK OF WILMINGTON CORPORATION

AND

BANK OF WILMINGTON

Pursuant to § 55-11-05 of the General Statutues of North Carolina, BANK OF WILMINGTON CORPORATION (the “Corporation”), a North Carolina business corporation, hereby submits these Articles of Share Exchange for the purpose of acquiring all of the outstanding shares of the common stock, $3.50 par value, of BANK OF WILMINGTON (the “Bank”), a North Carolina banking corporation.

1. The Plan of Share Exchange in the form attached hereto as “Appendix A” was duly adopted by the board of directors of each of the corporations participating in the share exchange and was approved by the shareholders of the Bank in the manner prescribed by law.

2. Approval by the shareholders of the Corporation was not required.

3. The share exchange will become effective at 12:01 o’clock A.M. on September 1, 2005.

This the 26th day of August, 2005.

BANK OF WILMINGTON CORPORATION

By:	/s/ Cameron Coburn
Cameron Coburn
President and Chief Executive Officer

APPENDIX A

PLAN OF SHARE EXCHANGE

BY AND BETWEEN

BANK OF WILMINGTON

AND

BANK OF WILMINGTON CORPORATION

1.1 Corporations Participating in Share Exchange. The names of the corporations participating in the share exchange (the “Share Exchange”) contemplated by this Plan of Share Exchange (the “Plan of Share Exchange”) are BANK OF WILMINGTON (the “Bank”) and BANK OF WILMINGTON CORPORATION (“BankCorp”). BankCorp will be the acquiring corporation in the Share Exchange and will acquire all of the outstanding shares of the Bank’s common stock pursuant to the terms and conditions of this Plan of Share Exchange.

1.2 Nature and Effect of Share Exchange.

(a) Pursuant to and subject to the provisions of this Plan of Share Exchange, at the “Effective Time” (as defined in Paragraph 1.6 below) each then outstanding share of the Bank’s common stock, $3.50 par value per share (“Bank Stock”), will be exchanged for one newly issued share of BankCorp’s common stock, $3.50 par value per share (“BankCorp Stock”), as more particularly described in Paragraph 1.3 below and with the effect provided for under N.C. Gen. Stat. §§ 55-11-03 and 55-11-06.

(b) The shares of BankCorp Stock which are outstanding immediately prior to the Effective Time will not be exchanged or altered in any manner as a result of the Share Exchange, but, at the Effective Time, such outstanding shares shall be repurchased by BankCorp from the current holder thereof as described in Paragraph 1.4 below.

(c) Following the Effective Time, the Bank shall be and operate as the wholly-owned banking subsidiary of BankCorp and will continue to conduct the business of a North Carolina banking corporation under the name “Bank of Wilmington” at its main office and then legally established branch offices.

1.3 Conversion and Exchange of Stock.

(a) Conversion of Bank Stock. Except as otherwise provided in this Plan of Share Exchange, at the Effective Time all rights of the Bank’s shareholders with respect to all outstanding shares of Bank Stock shall cease to exist and, as consideration for and to effectuate the Share Exchange, each such outstanding share shall be converted, without any action on the part of the Bank, BankCorp, or the holder thereof, into one newly issued share of BankCorp Stock.

At the Effective Time, the Bank’s stock transfer books shall be closed and there shall be no further transfers of Bank Stock on its stock transfer books or the registration of any transfer of a certificate evidencing Bank Stock (a “Bank Certificate”) by any holder thereof, and the holders of Bank Certificates shall cease to be, and shall have no further rights as, shareholders of the Bank other than as provided in this Agreement. Following the Effective Time, Bank Certificates shall evidence only the right of the registered holders thereof to receive certificates for the numbers of whole shares of BankCorp Stock (“BankCorp Certificates”) to which they shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein, or, in the case of Bank Stock held by shareholders who properly shall have exercised and perfected dissenters’ rights under Article 13 of N.C. Gen. Stat. Chapter 55, cash as provided in Paragraph 1.3(e) below.

(b) Surrender and Exchange of Stock Certificates.

(i) Prior to the Effective Time, the Bank and BankCorp shall designate the transfer agent for Bank Stock to act as agent for the holders of Bank Stock in connection with the Share Exchange (the “Exchange Agent”). At the Effective Time, BankCorp shall instruct the Exchange Agent to issue an aggregate number of shares of BankCorp Stock equal to the number of shares into which the outstanding shares of Bank Stock shall have been converted and exchanged as provided above; and, the Bank shall issue and deliver to BankCorp one certificate representing the aggregate number of shares of Bank Stock as were outstanding immediately prior to the Effective Time and which shall have been converted into and exchanged for shares of BankCorp Stock.

(ii) As promptly as practicable after the Effective Time, the Bank and BankCorp shall cause to be mailed to each of the Bank’s former record shareholders, as of the Effective Time, whose shares of Bank Stock were converted and exchanged into BankCorp Stock pursuant to Paragraph 1.3(a) a letter of transmittal (which shall be in such form and have such other provisions as the Bank and BankCorp may reasonably specify) and instructions for effecting the surrender of Bank Certificates in exchange for BankCorp Certificates. Delivery of Bank Certificates shall not be effected, and risk of loss of a Bank Certificate shall not pass, until proper delivery of the Bank Certificates are made to the Exchange Agent with a properly completed transmittal letter. Upon surrender of a Bank Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the Exchange Agent promptly shall issue and deliver to the record holder of that Bank Certificate a BankCorp Certificate evidencing the number of shares of BankCorp Stock into which the holder’s Bank Stock has been converted and exchanged, and the surrendered Bank Certificate shall be canceled.

Subject to subparagraph 1.3(f). below, no certificate for any shares of BankCorp Stock shall be delivered to any former shareholder of the Bank unless and until the shareholder shall have surrendered to the Exchange Agent the Bank Certificate(s) formerly representing his or her shares of Bank Stock. Further, until such Bank Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of BankCorp Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Bank Certificate(s); provided, that, upon surrender of such Bank Certificate(s), the holder thereof shall be entitled to receive the amount of any such dividends or distributions as shall have accrued but remain unpaid with respect to the shares of BankCorp Stock represented by such Bank Certificate(s).

(c) Antidilutive Adjustments. If, prior to the Effective Time, the Bank or BankCorp shall declare any dividend payable in shares of its respective common stock or shall subdivide, split, reclassify or combine the presently outstanding shares of its common stock, then an appropriate and proportionate adjustment shall be made in the number of shares of BankCorp Stock into which each share of Bank Stock will be converted and exchanged at the Effective Time.

(d) Treatment of Fractional Shares. No scrip or certificates representing fractional shares of BankCorp Stock will be issued and no right to vote or to receive any dividend or other distribution shall attach to any fraction of a share of BankCorp Stock resulting from the Share Exchange. In the event that the conversion and exchange of Bank Stock held by any shareholder results in a fraction of a share of BankCorp Stock, the Exchange Agent shall sell the aggregate of such fractional shares at public auction or by private sale (including a sale to BankCorp itself), or through a dealer or by any other reasonable method, at its election, for the best available price, and remit the net proceeds of such sale(s) to the Bank’s shareholders in accordance with their respective interests therein.

(e) Dissenters. Any shareholder of the Bank who properly exercises and perfects dissenters’ rights under Article 13 of N.C. Gen. Stat. Chapter 55 shall be entitled to receive payment of the fair value of his or her shares of Bank Stock in the manner and pursuant to the procedures provided therein. Any shares of BankCorp Stock authorized to be issued but not exchanged for shares of Bank Stock because of the dissent of a shareholder of the Bank and the receipt by him or her of cash in lieu of shares may be sold by the Exchange Agent at public auction or by private sale (including a sale to BankCorp itself), or through a dealer or by any other reasonable method, at its election, for the best available price, and the net proceeds of any such sale(s) shall be retained by BankCorp.

(f) Lost Certificates. Shareholders of the Bank whose Bank Certificates have been lost, destroyed, stolen, or are otherwise missing shall be entitled to receive BankCorp Certificates representing the BankCorp Stock to which they are entitled in accordance and upon compliance with conditions imposed by the Bank and BankCorp pursuant to North Carolina law, including the requirement that such shareholders provide an affidavit with respect to the loss, destruction or theft of their Bank Certificates, together with an indemnification agreement and surety bond in such sum as the Bank and BankCorp may direct (or other indemnification satisfactory to the Bank and BankCorp) against any claim made against them with respect to shares of Bank Stock represented by the Bank Certificate claimed to have been lost, stolen or destroyed or the shares of BankCorp Stock issued in exchange therefor.

(g) Conversion of Stock Options; Adoption of Stock Option Plans. At the Effective Time, each then current outstanding option to purchase shares of Bank Stock (the “Bank Stock Options”) previously granted pursuant to the Bank’s Incentive Stock Option Plan and Nonstatutory Stock Option Plan, each as amended (the “Plans”), shall be converted, without any action on the part of the Bank, BankCorp, or the holder thereof, into an option to purchase an equal number of shares of BankCorp Stock on the same terms and conditions (including exercise price) as then are in effect with respect to those outstanding Bank Stock Options under the written agreements pertaining thereto and the written plans under which such options were issued. The Plans shall be adopted by BankCorp as its own, and the options to purchase shares of BankCorp Stock into which the Bank Stock Options are converted shall be treated as stock options granted pursuant to the terms of such Plans. Following the Effective Time, BankCorp from time to time may grant additional options to purchase shares of BankCorp Stock in accordance with, and subject to the limitations provided in, the Plans.

1.4. Repurchase of Currently Outstanding BankCorp Stock. At the Effective Time, the outstanding shares of BankCorp Stock shall be repurchased by BankCorp from the holder thereof at a price equal to the price originally paid therefor and those shares shall be cancelled.

1.5. Articles, Bylaws, and Management. The Articles of Incorporation and Bylaws of the Bank in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Bank as the wholly-owned subsidiary of BankCorp, and the officers and directors of the Bank in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors. The Articles of Incorporation and Bylaws of BankCorp in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of BankCorp as the parent company of the Bank, and the officers and directors of BankCorp in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

[SEAL]

OFFICE OF THE COMMISSIONER OF BANKS

CERTIFICATE OF AUTHORITY

FOR ARTICLES OF SHARE EXCHANGE

BANK OF WILMINGTON, Wilmington, New Hanover County, North Carolina, a banking corporation organized and existing as a bank under the laws of the State of North Carolina, has submitted to me as Commissioner of Banks for the State of North Carolina, Articles of Share Exchange between Bank of Wilmington and Bank of Wilmington Corporation (the “Company”), a North Carolina corporation organized and existing as a bank holding company, for the purpose of effecting an exchange of shares in Bank of Wilmington for commensurate shares in the Company, so as to allow Bank of Wilmington to convert to a holding company structure.

I hereby certify that Bank of Wilmington is a North Carolina chartered bank in good standing with the Office of the Commissioner of Banks; that Bank of Wilmington is permitted by law to effect such an exchange of its shares for the purpose herein stated; that the shareholders of Bank of Wilmington approved the exchange; and, finally, that the Company will hereafter be under the jurisdiction of the Office of the Commissioner of Banks pursuant to Article 18 of Chapter 53 of the North Carolina General Statutes. Authority to file the Articles of Share Exchange is, therefore, granted, the said exchange to be effective on the date and at the time specified therein.

This the 29th day of August, 2005.

[SEAL]

/s/ Joseph A. Smith, Jr
Joseph A. Smith, Jr.
Commissioner of Banks

SOSID:0788573
Date Filed: 6/20/2005 7:55:00 AM
Elaine F. Marshall
North Carolina Secretary of State
C200517100203

ARTICLES OF INCORPORATION

OF

BANK OF WILMINGTON CORPORATION

The undersigned entity hereby makes and acknowledges these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina as contained in Chapter 55 of the General Statutes of North Carolina and the several amendments thereto, and to that end hereby does set forth that:

1. The name of the corporation is BANK OF WILMINGTON CORPORATION.

2. The corporation shall have authority to issue 12,500,000 shares of common stock, all of one class and having a par value of $3.50 per share.

3. The street address and mailing address of the corporation’s initial registered office in New Hanover County, North Carolina, is 1117 Military Cutoff Road, Wilmington, North Carolina 28405, and the name of the corporation’s initial registered agent at that address is J. Cameron Coburn.

4. To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders or otherwise for monetary damages for breach of any duty as a director. No amendment or repeal of this article, nor the adoption of any provision to these Articles of Incorporation inconsistent with this Article 4, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption. This provision shall not affect any charter or by-law provision or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability.

5. The provisions of The North Carolina Shareholders Protection Act and The North Carolina Control Share Acquisition Act shall not be applicable to the corporation.

6. The name and address of the incorporator is Bank of Wilmington, 1117 Military Cutoff Road, Wilmington, North Carolina 28405.

IN TESTIMONY WHEREOF, the undersigned has caused this instrument properly to be executed in its name, this the 20th day of June, 2005.

BANK OF WILMINGTON

By:	/s/ Cameron Coburn
Cameron Coburn
Chairman and Chief Executive Officer